Exhibit 10.5

STATE OF GEORGIA

COUNTY OF BULLOCH

LEASE AGREEMENT

            THIS AGREEMENT and lease made and executed in two (2) or more counterparts, as of the 17 day of February, 2004, between PERIMETER CENTER PARTNERS, a Georgia general partnership having its principal office in Bulloch County, Georgia, hereinafter called "Landlord", and TAILORED BUSINESS SYSTEMS, INC., a corporation organized and existing under the laws of the State of Georgia, hereinafter called "Tenant".

W I T N E S S E T H:

            WHEREAS, the Landlord is the owner of a tract of land with improvements thereon located at 40 Joseph E. Kennedy Boulevard, Statesboro, Bulloch County, Georgia, and being described more fully in Exhibit A attached hereto and incorporated herein by reference, hereinafter sometimes referred to as "Premises";

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein expressed and of the payment by the Tenant of the rent hereinafter reserved, Landlord hereby leases to Tenant and the latter leases from the former, the property and premises referred to above and being more particularly described in Exhibit A attached hereto, on the following terms and conditions:

             1.        TERM.  The initial term of this lease shall be for five (5) years commencing on  February 1, 2004, and ending at midnight on January 31, 2009.

             2.        RENT.  During the term of this lease, Tenant shall pay to Landlord as rent the sum of FOUR THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($4,500.00) per month, payable on the first day of each month in advance.  All rents received by the Landlord after the fifth (5th) day of the month shall be subject to a late payment charge equal to five percent (5%) of the monthly rent payment.  In the event such rent is paid by check, same shall be accepted subject to collection, and any extraneous written matter contained thereon shall not in any way affect the terms of this lease or be binding upon the Landlord.  Any additional charges as set forth herein, or in any other part of this lease will be due and payable with the next month's rental.

             3.        INSURANCE.  Tenant hereby covenants and agrees at all times during the term hereof to obtain and maintain and keep in force for the mutual benefit of Landlord and Tenant general public liability insurance against claims for personal injury, death or property damage occurring in, on or about the demised premises or sidewalks adjacent to the demised premises in the following amounts:

                        Bodily Injury--per person...........................................$1,000,000 per accident (including two

                                                  or more persons)...............................$2,000,000

                        Property Damage.........................................................  $100,000

            Tenant further covenants and agrees at all times during the term hereof, to obtain and maintain and keep in force for the mutual benefit of Landlord and Tenant, or anyone claiming by, through or under them, fire, extended coverage, vandalism and malicious mischief and plate glass insurance on the building demised hereunder in 100% replacement value form.  Tenant shall not be required to insure non-destructible items, such as, but not limited to, concrete, permits, excavation, blacktopping.

            Tenant further covenants and agrees that the insurance required to be carried hereunder shall be placed with top-rated insurance companies as shall be selected by Tenant and approved by Landlord.

            The parties further covenant and agree that the Landlord and Tenant or anyone claiming by, through or under them, shall be named as co-insureds as their respective interests may appear in the above policies and that Tenant shall deliver to the Landlord certificates of said insurance and of renewals thereof from time to time during the term of this Lease.

            Tenant shall keep, protect and save the Landlord harmless from any loss, cost or expenses of any sort or nature, and from any liability to any person natural or artificial, on account of any damage to person or property arising out of any failure to comply with and perform all of the requirements and provisions set forth in this paragraph.

             4.        TAXES.  Tenant shall also pay as additional rental during the term of this lease all taxes, including, but not limited to, state, county and city real and personal property taxes (or any amount substituted for such taxes by the laws of the State of Georgia, whether imposed upon Landlord as a rental tax or otherwise) and general and special assessments levied against the demised premises or the contents thereof.  Tenant shall when due make all tax returns on the demised premises in Landlord's name and shall promptly after receipt of any tax bill or other notice of tax due on the demised premises furnish Landlord with a copy of such bill or notice.  Tenant shall pay all of such taxes no later than ten (10) calendar days before the due date thereof, and Tenant shall promptly furnish Landlord with receipts evidencing such payments.  If by law any tax, assessment or other public charge may at the option of the taxpayer be paid in installments, Tenant shall have the right to exercise such option, and in such event Tenant shall pay such installments as become due during the term of this Lease, and Landlord shall pay the remaining installments.  The additional rent provided for in this paragraph shall be prorated for the first and last years of the term of this lease.  However, Tenant shall, under no circumstances, be obligated to pay any income, inheritance, estate or succession taxes or any liens in the nature of any such described taxes.

             5.        REPAIRS.  The Tenant shall, at its own expense, make all necessary repairs and replacements to the demised premises, including, but not limited to repairs and replacements of the roof, gutters, downspouts, exterior walls, window glass, air conditioning system, heating system, electric lighting fixtures, plumbing fixtures, and all other appliances and equipment used in connection with the demised premises.  Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, and structural as well as nonstructural, shall be made promptly as and when necessary.  All repairs and replacements shall be in quality and class of at least equal to the original work.  On default of the Tenant in making such repairs or replacements, Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account, and the expense thereof shall constitute and be collectible as additional rent.

             6.        DESTRUCTION OF OR DAMAGE TO PREMISES.

                        (a)        If the premises are totally destroyed (or so substantially damaged as to be untenantable) by storm, fire, earthquake, or other casualty, this lease shall terminate as of the date of such destruction or damage, and rental shall be accounted for as between Landlord and Tenant as of that date.

                        (b)        If the premises are damaged, but not rendered wholly untenantable by such casualty, the Tenant, at its sole expense, shall promptly restore the leased premises as nearly as possible to its condition prior to such damage or destruction.  All insurance proceeds received by the Landlord as a result of such casualty, less the cost of any such recovery, shall be held in trust and applied by the Landlord to the payment of such restoration costs, as such restoration progresses.  If the proceeds of insurance are not sufficient to pay the full cost of repair or restoration, the Tenant shall pay the deficiency.  If the insurance proceeds exceed the cost of repair or restoration, the excess shall be paid to the Tenant.  There shall be no abatement of rent during any period of repair or restoration.

             7.        EMINENT DOMAIN.  If the leased property or any part thereof, is taken by condemnation or eminent domain, this lease shall expire on the date when the leased property shall be so taken, and the rent shall be apportioned as of that date.  It is understood and agreed that in the event of a partial or complete taking or appropriation by condemnation or eminent domain, whether or not this lease be terminated as above provided, the Landlord and the Tenant will prosecute at their option their respective claims against the public or quasi-public authority, herein designated as the taking authority, on account of any taking or appropriation of the premises, and neither party hereto  shall be liable to the other for any award obtained or recovered from the taking authority, provided however, that Tenant's award shall in no way reduce or diminish Landlord's award.

             8.        LANDLORD'S REMEDIES UPON TENANT'S DEFAULT.  If Tenant shall default in the payment of any rental hereunder when due; or if Tenant shall fail to pay ten (10) days before the due date therefor all taxes, assessments, levies and other charges hereinabove referred to as additional rental; or shall allow any liens to be placed against the demised premises and remain unbonded or otherwise outstanding of record against the demised premises; or shall fail to maintain the limits of insurance as provided in paragraph 3 of this lease; and if any such default shall remain uncured for more than ten (10) calendar days after receipt of written notice from Landlord of such default; or if Tenant shall fail to cure any other default of Tenant under the terms of this lease within thirty (30) calendar days after Landlord gives Tenant written notice of such default; or if Tenant is adjudicated bankrupt or a permanent receiver is appointed for Tenant's property; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law whereby any rental hereunder is, or is proposed to be, reduced or payments thereof deferred; or if Tenant makes an assignment for the benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, and not satisfied or dissolved or stayed by bond within ten (10) days after written notice from Landlord to Tenant to obtain satisfaction thereof; THEN AND IN ANY SUCH EVENT, Landlord, at Landlord's option, shall have the right at once either:

                        (a)        To terminate this lease and to resume possession of the demised premises wholly discharged from this lease.  Such election shall be made by written notice to the Tenant at any time on or before the doing of any act or the commencement of any proceeding to recover possession of the demised premises by reason of the default or breach then existing and shall be final.  If the Landlord shall elect to terminate this lease as aforesaid, thereupon all rights and obligations whatsoever of the Tenant and of its successors and assigns under this lease, except for obligations accrued prior to the date of termination, shall cease and terminate, and Tenant shall immediately surrender and deliver up to the Landlord the entire demised premises, together with all improvements and additions, and upon any default by the Tenant in so doing the Landlord shall have the right, forthwith, to re-enter the demised premises either by a summary proceedings or otherwise, and to expel all persons and remove all property therefrom, and to repossess the premises and to have and to enjoy the same again, together with all improvements and additions, as fully and completely as if this lease had never been made.

                        (b)        To eject Tenant but to hold Tenant responsible for the unexpired term, and in connection therewith, Landlord shall have the right to offer the demised premises or any part thereof for rent for the whole or any part of the unexpired term, with or without advertisement, and either after public notice or by private negotiations, all for the account of the Tenant, and shall have the right to charge to and collect from Tenant any difference between the sum or sums realized from such subletting for Tenant's account and the rental specified in this lease to be paid by Tenant.  It is further mutually agreed that any such subletting by or on behalf of the Landlord, as hereinabove set forth, will not in any sense be a breach of the contract on the part of the Landlord but that any such subletting will be as agent for Tenant and for Tenant's account in order to minimize Landlord's damages.

             9.        ATTORNEY'S FEES.  If any rent owing under this lease is collected by or through an attorney at law, Tenant agrees to pay fifteen percent (15%) thereof as attorney's fees.

            10.       ASSIGNMENT AND SUBLETTING.  Tenant will not assign, transfer or set over this lease or any interest therein, nor sublease or underlet said premises, or any part thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.  In case of any assignment of this lease or subletting of the demised premises, Tenant shall continue liable under the covenants of this lease on its part to be performed.

            11.       USE OF PREMISES.  Tenant shall use the demised Premises for a business office and related warehouse, and  the Premises shall not be used for any other purpose without the prior written consent of Landlord.

            12.       COMPLIANCE WITH REGULATIONS.  Tenant agrees to obtain and keep in effect all licenses and permits and to comply with all applicable laws or regulations of any governmental or municipal authority relative to sanitation, nuisances or health requirements at Tenant's own cost and expense, and Tenant will indemnify and save Landlord harmless against such laws or regulations.

            13.       UTILITY CHARGES.  Tenant will pay all charges for water, gas and electricity consumed at or supplied to the leased premises.

            14.       MAINTENANCE OF GROUNDS.  Tenant shall, at its own expense during the term of this Lease, care for and clean the grounds around the Premises, including the cleaning of the paved areas, and the care of shrubs and other landscaping.  Tenant shall also keep the interior of the Premises clean and provide janitorial services at its own expense during the term of this Lease.

            15.       TENANT'S FIXTURES AND EQUIPMENT.  All fixtures and other equipment installed in the demised premises by Tenant at its own expense at any time or times, either prior to or during the term of this lease, shall belong to and be the property of the Tenant, and Tenant shall have the right to remove the same either during or at the end of any such term, provided Tenant shall repair all physical damage to the premises caused by such removal.

            16.       EXPANSION OF BUILDING.  Landlord agrees to expand the existing building located on the Premises in accordance with plans and specifications to be approved by Landlord and Tenant.  The total cost of construction, including design costs, materials, labor, contractor fees, subcontractor fees, and all other necessary and incidental expenses, shall not exceed the sum of $70.00 per square foot and the expansion shall not exceed a total of 2,000 square feet.  Landlord and Tenant shall agree on plans and specification for the expansion on or before April 1, 2004, and construction shall be completed on or before September 30, 2004.  Upon substantial completion of said construction, the monthly rent set forth in paragraph 2 hereof shall be increased by an amount equal to $12.00 per square foot, per year, based on the number of gross square feet included in the expansion.

            17.       TENANT'S COVENANTS.  The Tenant covenants and agrees that during the term of this lease and for such further time as the Tenant, or any person claiming under Tenant, shall hold the demised Premises or any part thereof:

                        (a)  To pay the reserved rent on the days and in the manner aforesaid.

                        (b)  Not to suffer the estate of the Landlord in the demised Premises at any time during the said term to become subject to any lien, charge, or encumbrance whatsoever, and to indemnify and keep indemnified the Landlord against all such liens, charges and encumbrances; it being expressly agreed that the Tenant shall have no authority, expressed or implied to create any lien, charge or encumbrance, herein upon the estate of the Landlord in the demised Premises.

                        (c)  Not to make or suffer any use or occupancy of the demised Premises contrary to any law or ordinance now or hereafter in force, nor so as to create a nuisance, nor to vitiate or increase the rate of insurance on said Premises.

                        (d)  Not to violate any restrictions on the use of said Premises, whether pursuant to zoning laws or the limitations under any deeds or restrictive covenants affecting said Premises.

                        (e)  To indemnify the Landlord against all costs and expenses, including counsel fees, lawfully and reasonably incurred in or about the premises, or in the defense of any action or proceeding, or in discharging the Premises from any charge, lien, or encumbrance or in obtaining possession after default of the Tenant or the termination of this demise.

                        (f)  Upon the termination of this lease, either by lapse of time or otherwise, to surrender, yield and deliver up the demised Premises in such condition as it shall then be subject to the provisions of paragraph 5 hereof.

            18.       INDEMNITY.  Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense (including reasonable attorney's fees) in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Premises or any part thereof or any other part of Landlord's property, or occasioned wholly or in part by any willful or negligent act or omission of Tenant, its officers, agents, contractors, or employees.

            19.       NOTICES.  All notices to the Tenant shall be sent by registered or certified mail addressed to the Tenant at the demised premises, 40 Joseph E. Kennedy Boulevard, Statesboro, Georgia 30458, or at such other address as the Tenant shall designate in writing.  All notices to the Landlord shall be sent by registered or certified mail to the Landlord at 1358 Brannen Lake Road, Statesboro, Georgia 30458, or at such other address as the Landlord shall designate in writing.  Notwithstanding any provisions in this lease to the contrary concerning modifications, a change in address may be effected by a registered or certified letter sent by either party to the other.  All payments to the Landlord under the terms of this lease shall be made at the address designated for notices to the Landlord.

            20.       HAZARDOUS MATERIAL.  During the term of this lease, Tenant shall not cause or permit any "Hazardous Material"  to be placed, held, generated, treated, located or disposed of on, under, or at the demised Premises.  As used herein, "Hazardous Material" shall refer to all materials and substances which are defined as such in (or for the purpose of) the Comprehensive Environmental Response Compensation and Liability Act of 1980, any so-called Super Fund or Super Lien law, the Toxic Substance Control Act, or any federal, state or local statute, ordinance, code, rule, regulation, order or decree, regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.  Tenant shall indemnify and hold Landlord harmless against any loss, damage, claim, penalty, assessment, or other liability (including reasonable attorney's fees) arising from a breach of this provision, and this indemnity shall survive the termination of this Lease.

            21.       EXCULPATION.  Anything herein to the contrary notwithstanding, Tenant agrees that it shall look solely to the interest of the Landlord in the demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this lease; subject, however, to the prior rights of the holder of any Mortgage covering the Premises or of Landlord's interest therein.  No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of any claim or judgment of Tenant.  This provision shall not be deemed, construed, or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that the Landlord's interest hereunder or in the demised Premises shall be subject to the imposition of any legal or equitable lien.

            22.       INSPECTION OF PREMISES.  Landlord and his representatives may enter the Premises at any reasonable time, for the purpose of:  (a) inspecting the Premises; (b) performing any work which Landlord elects to undertake hereunder or made necessary by reason of Tenant's default under the terms of this lease; or (c) exhibiting the Premises for sale or mortgage financing.

            23.       SUBORDINATION.  This Lease is subordinate to any mortgage or deed to secure debt (hereinafter referred to as "Mortgage") that may now or hereafter be placed upon the demised Premises and to any and all advances to be made thereunder, or modifications, replacements or extensions thereof.  If Landlord sells, transfers, or conveys Landlord's interest in the Premises or this lease, or if the same is foreclosed judicially or nonjudicially, or otherwise acquired, by a Mortgagee, upon the request and at the sole election of Landlord's successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this lease.  Tenant also agrees that any Mortgagee may elect to have this lease made prior to its Mortgage, and in the event of such election and upon notification of such Mortgagee to Tenant to that effect, this lease shall be deemed prior in lien to such Mortgagee, whether the lease is dated or filed prior to or subsequent to the date of such Mortgagee.  It is the intent of the parties that the foregoing provisions be self-operative.  Tenant shall, within fifteen (15) days after request by Landlord, execute and deliver to Landlord a written declaration in recordable form prepared by Landlord or Landlord's Mortgagee: (a) ratifying this lease and declaring it subordinate to all Mortgages; (b) expressing the commencement and termination dates thereof; (c) certifying that this lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (d) stating that all covenants and conditions under this lease to be performed by Landlord have been satisfied (or stating those not satisfied); (d) stating that there are no defenses or offsets against the enforcement of this lease by the Landlord or stating those claimed by Tenant; (f) stating the amount of advance rent, if any (or none, if such is the case), deposited with Landlord; and (g) stating such other items as Landlord may reasonably request.  Landlord and Landlord's Mortgagees and purchasers of the Premises shall be entitled to rely upon any such declaration provided pursuant to this paragraph.

            24.       HOLDING OVER.  If Tenant fails to timely deliver possession of and vacate the Premises at the end of the lease term, Tenant's occupation thereafter shall be a tenancy at sufferance on the same terms and conditions as this lease (other than lease term), except that the minimum rent shall be at one hundred fifty percent (150%) of the rent applicable to the period immediately prior to expiration or termination.  Notwithstanding the foregoing, at Landlord's election, any holding over shall constitute a breach of Tenant's obligation to surrender the Premises, and Tenant shall be liable to Landlord for all damages (including consequential damages related to prospective tenants lost by the holding over) and costs and expenses, including attorney's fees, related thereto, together with interest on all such sums at the highest legal rate.

            25.       ENTIRE AGREEMENT.  This lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect.  No failure of Landlord to exercise any power given hereunder, or to insist upon strict compliance by Tenant of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

            26.       BINDING ON SUCCESSORS AND ASSIGNS.  The terms, conditions and covenants of this lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors, or assigns.

            27.       INVALIDITY OF PROVISIONS.  If any term or provision of this lease or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

            28.       CONSTRUCTION.  This agreement is being delivered and is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with the laws of the State of Georgia.

            IN WITNESS WHEREOF, the parties hereto have executed this instrument and affixed their seals the day and year first above written.

[Signatures appear on next page]

LEASE AGREEMENT

BETWEEN PERIMETER CENTER PARTNERS, AS LANDLORD, AND TAILORED BUSINESS SYSTEMS, INC., AS TENANT

SIGNATURE PAGE

                                                                        PERIMETER CENTER PARTNERS, Landlord

                                                                        By: /s/ Stephen A. Garner                     (SEAL)

                                                                             STEPHEN A. GARNER, Partner

                                                                        By: /s/ James L. Campbell                     (SEAL)

                                                                              JAMES L. CAMPBELL, Partner

                                                                        TAILORED BUSINESS SYSTEMS, INC.,                                                                                     Tenant

                                                                        By: /s/ K. Mason Conner

                                                                              K. Mason Conner, President

                                                                        Attest: /s/ Michael A. Richard

                                                                                   Michael A. Richard, Secretary

                                                                                                            (Corporate Seal)

EXHIBIT A

LEGAL DESCRIPTION

[TO BE ATTACHED]

STATE OF GEORGIA

COUNTY OF BULLOCH

GUARANTY

            FOR VALUE RECEIVED, and in consideration of and as an inducement to the execution of the attached Lease Agreement, dated as of February 17, 2004, by and between PERIMETER CENTER PARTNERS, as Landlord, and TAILORED BUSINESS SYSTEMS, INC., as Tenant, the undersigned (hereinafter referred to as "Guarantor") does hereby absolutely guarantee to Landlord the full and complete payment of the rent and other charges to Landlord to be paid by Tenant under said Lease Agreement and the full and complete performance by said Tenant of all of the other terms, conditions, covenants, and agreements of said Lease Agreement.

            Guarantor agrees that (a) Landlord may, in his discretion, extend the time or manner of payment of all or any part of the rent under said Lease Agreement without notice to or consent of the Guarantor, and (b) that Landlord may exercise or forebear from exercising any rights against the Tenant under said Lease Agreement or otherwise act or forebear from acting, and may settle or compromise any rent which may become due under said Lease Agreement without notice to or consent of Guarantor or grant or make any accommodation, alteration, modification, indulgence to Tenant, all without releasing Guarantor from its obligations hereunder or limiting or impairing its  liability.

            The undersigned further agrees that its liability under this Guaranty shall be primary, and that in any right of action which shall accrue to Landlord under said Lease Agreement, the Landlord may, at his option, proceed against the undersigned without having commenced any action, or having obtained any judgment and without first attempting to collect or proceed against Tenant.

            This Guaranty shall be binding upon the respective successors and assigns of Guarantor and shall inure to the benefit of the successor, personal representatives and assigns of Landlord.

            The obligations and liability of Guarantor shall not be affected, impaired or limited by (a) the release or discharge of the Tenant in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or its estate in bankruptcy, or of any remedy for the enforcement of the Tenant's liability under the lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the lease in any such proceedings; or (d) the cessation from any cause whatsoever of the liability of the Tenant.

            The undersigned further represents to the Landlord, as an inducement for him to make said lease, that the undersigned has a financial interest in the Tenant.

            The liability of each Guarantor executing this Guaranty shall be joint and several.

            IN WITNESS WHEREOF, the Guarantor has hereunto caused this Guaranty to be executed as of the 17 day of February, 2004.

                                                                        VILLAGEEDOCS, a California corporation

Signed, sealed and delivered

in the presence of:                                             By: /s/ K. Mason Conner

                                                                        Title: President and Chief Executive Officer

[ Notarized ]

Notary Public

                                                                        Attest: /s/ Michael A. Richard

Title: Chief Financial Officer

                                                                                                            (Corporate Seal)